Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the proxy statement  filed with the SEC on November 8, 2023. Unless the context otherwise requires, all references in this section to the “Combined Company” refer to Nubia and its wholly owned subsidiaries after giving effect to the Transactions.

Introduction

The following unaudited pro forma condensed combined financial statements of Nubia present the combination of the historical financial information of Nubia and HBC adjusted to give effect for the Merger between Nubia and HBC. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, combines the historical balance sheet of Nubia and the historical balance sheet of HBC, on a pro forma basis as if the Business Combination had been consummated on September 30, 2023.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023, combines the historical statements of operations of Nubia and HBC for such period on a pro forma basis as if the Business Combination had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, combines the historical statements of operations of Nubia and HBC for such period on a pro forma basis as if the Business Combination had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical unaudited financial statements of Nubia as of and for the nine months ended September 30, 2023 and the related notes thereto, included elsewhere in this proxy statement;

●	the historical unaudited financial statements of HBC as of and for the nine months ended September 30, 2023 and the related notes thereto, included elsewhere in this proxy statement;

●	the historical audited financial statements of Nubia as of and for the year ended December 31, 2022 and the related notes thereto, included elsewhere in this proxy statement;

●	the historical audited financial statements of HBC as of and for the year ended December 31, 2022 and the related notes thereto, included elsewhere in this proxy statement; and

●	the sections entitled “Nubia’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Honeycomb’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to Nubia and HBC included elsewhere in this Form 8-K, including the Merger Agreement.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what New HBC’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated.

Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New HBC. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The parties believe that the assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Description of transaction

Merger

Nubia has entered into the Merger Agreement with HBC and certain other entities. The purchase price is $700,000,000, minus $2,000,000 (plus any additional interest or penalties) for the G3 Tax Lien if the G3 Tax Lien is not released prior to Closing, subject to certain adjustments, including a share based contingent earn out of $225,000,000, which will be paid in Nubia stock at a value of $10.00 per share.

The per-share valuation of $10.00 utilized in the Merger Agreement was set solely for the purposes of determining how many shares to issue in the Business Combination and does not reflect the actual price that the shares may be valued at following the Business Combination.

The unaudited pro forma condensed combined information contained herein assumes that Nubia stockholders approve the Business Combination. Pursuant to the Existing Charter, public stockholders are being offered the opportunity to redeem, upon the Closing, Public Shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account (as of two business days prior to the Closing). Pursuant to the Existing Charter, all holders of Public Shares may vote in favor of the Business Combination and still exercise their redemption rights.

The Merger between Nubia and HBC is expected to be accounted for as a reverse recapitalization with HBC as the accounting acquirer.

Forward Purchase Agreement

On December 13, 2023, NUBI entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and (iii) Meteora Strategic Capital, LLC (“MSC” and, collectively with MCP and MSTO, “Seller” or “Forward Purchase Investors”) (the “Forward Purchase Agreement”). For purposes of the Forward Purchase Agreement, NUBI is referred to as the “Counterparty” prior to the consummation of the Business Combination, while Solidion Technology, Inc. (“Pubco”) is referred to as the “Counterparty” after the consummation of the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, Seller intends, but is not obligated, to, concurrently with the Closing pursuant to Seller’s FPA Funding Amount PIPE Subscription Agreement, purchase up to 9.9% of the total Class A ordinary shares, par value $0.0001 per share, of NUBI (“NUBI Shares”) outstanding following the closing of the Business Combination, as calculated by Seller (the “Purchased Amount”), less the number of NUBI Shares purchased by Seller separately from third parties through a broker in the open market (“Recycled Shares”). Seller will not be required to purchase an amount of NUBI Shares such that, following such purchase, that Seller’s ownership would exceed 9.9% of the total NUBI Shares outstanding immediately after giving effect to such purchase, unless Seller, at its sole discretion, waives such 9.9% ownership limitation. The Number of Shares subject to the Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Forward Purchase Agreement.

The Forward Purchase Agreement provides for a prepayment shortfall in an amount in U.S. dollars equal to 0.50% of the product of the Recycled Shares and the Initial Price (as defined below). As described below in Shortfall Sales, Seller in its sole discretion may sell Recycled Shares at any time following the Trade Date at any sales price without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 100% of the Prepayment Shortfall (as set forth under Shortfall Sales below) (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered under the Forward Purchase Agreement, and (b) an Optional Early Termination, subject to the terms and conditions of the Forward Purchase Agreement applicable to Terminated Shares, when an OET Notice is delivered under the Forward Purchase Agreement, in each case with the delivery of such notice being in the sole discretion of Seller (as further described in the “Optional Early Termination” and “Shortfall Sales” sections in the Forward Purchase Agreement).

The Forward Purchase Agreement provides that Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to (a) the sum of (i) the Number of Shares as set forth in a Pricing Date Notice, plus (ii) number of Recycled Shares multiplied by the redemption price per share (the “Initial Price”) as defined in Section 9.2(b) of NUBI’s Certificate of Incorporation, effective as of March 10, 2023, and as amended from time to time (the “Certificate of Incorporation”), less (b) the Prepayment Shortfall.

The Counterparty will pay to Seller the Prepayment Amount required under the Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”), no later than the earlier of (a) one Local Business Day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination; except that to the extent that the Prepayment Amount is to be paid from the purchase of Additional Shares by Seller, such amount will be netted against such proceeds, with Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by Seller will be included in the Number of Shares under the Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount. In addition to the Prepayment Amount, Counterparty shall pay directly from the Trust Account, on the Prepayment Date, an amount equal to the product of (x) up to 200,000 (with such final amount to be determined by Seller in its sole discretion via written notice to Counterparty) and (y) the Initial Price.

Following the Closing, the reset price (the “Reset Price”) will initially be the Initial Price. The Reset Price will be subject to reset on a bi-weekly basis commencing the first week following the thirtieth day after the closing of the Business Combination to be the lowest of (a) the then current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the prior two weeks; provided the Reset Price shall be subject to reduction upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering.

From time to time and on any date following the Trade Date (any such date, an “OET Date”) and subject to the terms and conditions in the Forward Purchase Agreement, Seller may, in its absolute discretion, terminate the Transaction in whole or in part by providing written notice to the Counterparty (the “OET Notice”), by the later of (a) the fifth Local Business Day following the OET Date and (b) the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)). The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from Seller, and Seller shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The payment date may be changed within a quarter at the mutual agreement of the parties.

The valuation date will be the earliest to occur of (a) the date that is three (3) years after the date of the closing of the Business Combination (the date of the closing of the Business Combination, the “Closing Date”) pursuant to the Merger Agreement, (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (v) a Shortfall Variance Registration Failure, (w) a VWAP Trigger Event, (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, any Additional Termination Event, and (c) the date specified by Seller in a written notice to be delivered to the Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective). The Valuation Date notice will become effective immediately upon its delivery from Seller to the Counterparty in accordance with the Forward Purchase Agreement. In the event the Valuation Date is determined pursuant to clause (c), the Settlement Amount Adjustment will not apply to the calculation of the Settlement Amount.

On the Cash Settlement Payment Date, which is the tenth Local Business Day immediately following the last day of the Valuation Period, Seller will remit to the Counterparty an amount equal to the Settlement Amount and will not otherwise be required to return to the Counterparty any of the Prepayment Amount and the Counterparty shall remit to Seller the Settlement Amount Adjustment; provided that, if the Settlement Amount less the Settlement Amount Adjustment is a negative number, then neither Seller nor the Counterparty shall be liable to the other party for any payment under the “Cash Settlement Payment” Date section of the Forward Purchase Agreement.

Seller has agreed to waive any redemption rights with respect to any Recycled Shares in connection with the Business Combination, as well as any redemption rights under NUBI’s Certificate of Incorporation that would require redemption by NUBI of the NUBI Shares. Such waiver may reduce the number of NUBI Shares redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

Non-Redemption Agreement

On December 13, 2023, NUBI entered into a non-redemption agreement (the “Non-Redemption Agreement”) with certain investors named therein (each, a “Backstop Investor”), each acting on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by each such Backstop Investor or its affiliates. Pursuant to each Non-Redemption Agreement, each Backstop Investor agreed that, on or prior to Closing, it will beneficially own not greater than the lesser of (i) that number of Backstop Shares set forth in the Non-Redemption Agreement and (ii) the total number of NUBI Shares beneficially owned by Backstop Investor and its affiliates and any other persons whose beneficial ownership of NUBI Shares would be aggregated with those of Backstop Investor for purposes of Section 13(d) of the Securities Exchange Act of 1934 not exceeding 9.99% of the total number of issued and outstanding NUBI Shares, and shall not elect to redeem or otherwise tender or submit for redemption any of such Backstop Shares in connection with the special meeting of NUBI stockholders to be held for the purpose of approving the Business Combination (the “Special Meeting”); provided, however, that in the event Backstop Investor has previously elected to redeem, tender or submit any Backstop Shares for redemption, Backstop Investor shall rescind or reverse such redemption request prior to Closing and NUBI shall accept such request(s) promptly once submitted by Backstop Investor.

Upon consummation of the business combination, NUBI shall pay or cause to be paid to each Backstop Investor a payment in respect of its respective Backstop Shares a payment in respect of Backstop Shares in cash released from the Trust Account in an amount equal to the product of (x) the number of Backstop Shares and (y) the Redemption Price, less $4.00.

Pro Forma Information
NUBIA AND HBC
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF
SEPTEMBER 30, 2023
(in thousands)

	HBC	Nubia	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$2	$2	42,994	A	$456
			(4,323)	B
			(5,011)	C
			(17,834)	H
			(13,938)	E
			(2,194)	J
			(80)	J
			(150)	N
			988	O
Accounts receivable	1	-			1
Receivable from Parent	188	-	(188)	L	-
Inventory	23	-			23
Prepaid expenses and other current assets	44	110			154
Total current assets	258	112	264		634

Non-current assets:
Cash and marketable securities held in Trust Account	-	42,494	(42,994)	A	-
			250	O
			250	P
Patents, net	1,265	-			1,265
Forward purchase agreement	-	-	26,400	J	26,400
Property and equipment, net	2,381	-			2,381
Total non-current assets	3,646	42,494	(16,094)		30,046
TOTAL ASSETS	3,904	42,606	(15,830)		30,680

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	69	1,258	102	C	1,429
Income taxes payable	-	9			9
Excise taxes payable	-	890			890
Advances from Related Party	-	75	(75)	K	-
Due to Related Party	-		452	N	452
Advances from Target	-	188	(188)	L	-
Payable to Parent	188	-	(188)	N	-
Promissory Note	-		2,200	M	2,200
Convertible notes payable	-	565	(565)	K	-
			1,238	O
			(1,238)	K
Convertible note payable - sponsor	-	1,297	(1,297)	K	-
Total current liabilities	257	4,282	441		4,980

Non-current liabilities:
Deferred underwriting fee payable	-	4,323	(4,323)	B	-
Total non-current liabilities	-	4,323	(4,323)		-
Total liabilities	257	8,605	(3,882)		4,980

COMMITMENTS AND CONTINGENCIES

Temporary equity:
Common stock subject to possible redemption	-	42,452	(42,994)	D	-
			542	P
Stockholders’ equity (deficit):
Class A common stock	-	-	7	I	7
Class B common stock	-	-			-
Additional paid-in capital	3,647	-	42,994	D	87,424
			(8,451)	G
			66,100	F
			(7)	I
			(17,834)	H
			3,175	K
			(2,200)	M
Accumulated deficit	-	(8,451)	8,451	G	(61,731)
			(66,100)	F
			(292)	P
			(414)	N
			(5,113)	C
			24,126	J
			(13,938)	E
Total shareholders’ equity (deficit)	3,647	(8,451)	30,504		25,700
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	$3,904	$42,606	$(15,830)		$30,680

NUBIA AND HBC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023
(in thousands, except per share data)

	HBC (Historical)	Nubia (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$2	$-	$-		$2
Cost of revenue	-	-	-		-
Gross profit	2	-	-		2

Operating costs and expenses:
Research and development	2,314	-	-		2,314
Selling, general and administrative expenses	1,387	2,095	-		3,482
Total operating costs and expenses	3,701	2,095	-		5,796
Income (Loss) from operations	(3,699)	(2,095)	-		(5,794)

Other income (expense):
Interest earned on investments held in Trust account	-	3,351	(3,351)	AA
Interest income	-	8	-		8
Other income (expense)	2	-	-		2
Total other income (expense)	2	3,359	(3,351)		10
Net income (loss) before income tax provision	(3,697)	1,264	(3,351)		(5,784)
Income tax provision		(682)	682	BB	-
Net income (loss)	$(3,697)	$582	$(2,669)		$(5,784)

	HBC (Historical)	Nubia (Historical)	Pro Forma Combined

Weighted average shares outstanding - Common stock	1,000	-	81,858,138
Basic and diluted net income per share - Common stock	(3,697)	-	(0.07)
Weighted average shares outstanding - Class A and Class B common stock subject to redemption	-	9,014,903
Basic and diluted net income per share - Class A and Class B common stock subject to redemption	-	0.05
Weighted average shares outstanding - Class A and Class B non-redeemable common stock	-	3,211,000	-
Basic and diluted net income per share - Class A and Class B non-redeemable common stock	-	0.05	-

AA	Elimination of interest income in the trust.
BB	Elimination of taxes related to interest income in the trust.

NUBIA AND HBC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except per share data)

	HBC	Nubia	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Revenues	$19	$-	$-		$19
Cost of revenue	3	-	-		3
Gross profit	16	-	-		16

Operating costs and expenses:
Research and development	2,923	-	-		2,923
Selling, general and administrative expenses	1,040	904	5,011	BB	6,955
Total operating costs and expenses	3,963	904	5,011		9,878
Income (Loss) from operations	(3,947)	(904)	(5,011)		(9,862)

Other income (expense):
Interest income	-	1,813	(1,813)	AA	-
Change in fair value of derivative liability	-	19	-		19
Settlement of Non-Redemption Agreement	-	-	(13,938)	CC	(13,938)
FPA counterparty compensation	-	-	(2,194)	DD	(2,194)
Other income (expense)	(1)	6			5
Total other income (expense)	(1)	1,838	(17,945)		(16,108)
Net income (loss) before income tax provision	(3,948)	934	(22,956)		(25,970)
Income tax provision		(340)			(340)
Net income (loss)	$(3,948)	$594	$(22,956)		$(26,310)

	HBC	Nubia	Pro Forma
	(Historical)	(Historical)	Combined

Weighted average shares outstanding - Common stock	1,000	-	81.858,138
Basic and diluted net income per share - Common stock	(3,948.00)	-	(0.32)
Weighted average shares outstanding - Class A and Class B common stock subject to redemption		9,846,164
Basic and diluted net income per share - Class A and Class B common stock subject to redemption	-	0.05
Weighted average shares outstanding - Class A and Class B non-redeemable common stock	-	3,117,537	-
Basic and diluted net income per share - Class A and Class B non-redeemable common stock	-	0.05	-

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Transaction

Merger

Nubia has entered into the Merger Agreement with HBC and certain other entities. The purchase price is $700,000,000, minus $2,000,000 (plus any additional interest or penalties) for the G3 Tax Lien filed against G3 if the G3 Tax Lien is not released prior to Closing, subject to certain adjustments, including a share based contingent earn out of $225,000,000, which will be paid in Nubia stock at a value of $10.00 per share.

Forward Purchase Agreement

On December 13, 2023, NUBI entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and (iii) Meteora Strategic Capital, LLC (“MSC” and, collectively with MCP and MSTO, “Seller” or “Forward Purchase Investors”) (the “Forward Purchase Agreement”). For purposes of the Forward Purchase Agreement, NUBI is referred to as the “Counterparty” prior to the consummation of the Business Combination, while Solidion Technology, Inc. (“Pubco”) is referred to as the “Counterparty” after the consummation of the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, Seller intends, but is not obligated, to, concurrently with the Closing pursuant to Seller’s FPA Funding Amount PIPE Subscription Agreement, purchase up to 9.9% of the total Class A ordinary shares, par value $0.0001 per share, of NUBI (“NUBI Shares”) outstanding following the closing of the Business Combination, as calculated by Seller (the “Purchased Amount”), less the number of NUBI Shares purchased by Seller separately from third parties through a broker in the open market (“Recycled Shares”). Seller will not be required to purchase an amount of NUBI Shares such that, following such purchase, that Seller’s ownership would exceed 9.9% of the total NUBI Shares outstanding immediately after giving effect to such purchase, unless Seller, at its sole discretion, waives such 9.9% ownership limitation. The Number of Shares subject to the Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Forward Purchase Agreement.

The Forward Purchase Agreement provides for a prepayment shortfall in an amount in U.S. dollars equal to 0.50% of the product of the Recycled Shares and the Initial Price (as defined below). As described below in Shortfall Sales, Seller in its sole discretion may sell Recycled Shares at any time following the Trade Date at any sales price without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 100% of the Prepayment Shortfall (as set forth under Shortfall Sales below) (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered under the Forward Purchase Agreement, and (b) an Optional Early Termination, subject to the terms and conditions of the Forward Purchase Agreement applicable to Terminated Shares, when an OET Notice is delivered under the Forward Purchase Agreement, in each case with the delivery of such notice being in the sole discretion of Seller (as further described in the “Optional Early Termination” and “Shortfall Sales” sections in the Forward Purchase Agreement).

The Forward Purchase Agreement provides that Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to (a) the sum of (i) the Number of Shares as set forth in a Pricing Date Notice, plus (ii) number of Recycled Shares multiplied by the redemption price per share (the “Initial Price”) as defined in Section 9.2(b) of NUBI’s Certificate of Incorporation, effective as of March 10, 2023, and as amended from time to time (the “Certificate of Incorporation”), less (b) the Prepayment Shortfall.

The Counterparty will pay to Seller the Prepayment Amount required under the Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”), no later than the earlier of (a) one Local Business Day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination; except that to the extent that the Prepayment Amount is to be paid from the purchase of Additional Shares by Seller, such amount will be netted against such proceeds, with Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by Seller will be included in the Number of Shares under the Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount. In addition to the Prepayment Amount, Counterparty shall pay directly from the Trust Account, on the Prepayment Date, an amount equal to the product of (x) up to 200,000 (with such final amount to be determined by Seller in its sole discretion via written notice to Counterparty) and (y) the Initial Price.

Following the Closing, the reset price (the “Reset Price”) will initially be the Initial Price. The Reset Price will be subject to reset on a bi-weekly basis commencing the first week following the thirtieth day after the closing of the Business Combination to be the lowest of (a) the then current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the prior two weeks; provided the Reset Price shall be subject to reduction upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering.

From time to time and on any date following the Trade Date (any such date, an “OET Date”) and subject to the terms and conditions in the Forward Purchase Agreement, Seller may, in its absolute discretion, terminate the Transaction in whole or in part by providing written notice to the Counterparty (the “OET Notice”), by the later of (a) the fifth Local Business Day following the OET Date and (b) the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)). The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from Seller, and Seller shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The payment date may be changed within a quarter at the mutual agreement of the parties.

The valuation date will be the earliest to occur of (a) the date that is three (3) years after the date of the closing of the Business Combination (the date of the closing of the Business Combination, the “Closing Date”) pursuant to the Merger Agreement, (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (v) a Shortfall Variance Registration Failure, (w) a VWAP Trigger Event, (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, any Additional Termination Event, and (c) the date specified by Seller in a written notice to be delivered to the Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective). The Valuation Date notice will become effective immediately upon its delivery from Seller to the Counterparty in accordance with the Forward Purchase Agreement. In the event the Valuation Date is determined pursuant to clause (c), the Settlement Amount Adjustment will not apply to the calculation of the Settlement Amount.

On the Cash Settlement Payment Date, which is the tenth Local Business Day immediately following the last day of the Valuation Period, Seller will remit to the Counterparty an amount equal to the Settlement Amount and will not otherwise be required to return to the Counterparty any of the Prepayment Amount and the Counterparty shall remit to Seller the Settlement Amount Adjustment; provided that, if the Settlement Amount less the Settlement Amount Adjustment is a negative number, then neither Seller nor the Counterparty shall be liable to the other party for any payment under the “Cash Settlement Payment” Date section of the Forward Purchase Agreement.

Seller has agreed to waive any redemption rights with respect to any Recycled Shares in connection with the Business Combination, as well as any redemption rights under NUBI’s Certificate of Incorporation that would require redemption by NUBI of the NUBI Shares. Such waiver may reduce the number of NUBI Shares redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

Non-Redemption Agreement

On December 13, 2023, NUBI entered into a non-redemption agreement (the “Non-Redemption Agreement”) with certain investors named therein (each, a “Backstop Investor”), each acting on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by each such Backstop Investor or its affiliates. Pursuant to each Non-Redemption Agreement, each Backstop Investor agreed that, on or prior to Closing, it will beneficially own not greater than the lesser of (i) that number of Backstop Shares set forth in the Non-Redemption Agreement and (ii) the total number of NUBI Shares beneficially owned by Backstop Investor and its affiliates and any other persons whose beneficial ownership of NUBI Shares would be aggregated with those of Backstop Investor for purposes of Section 13(d) of the Securities Exchange Act of 1934 not exceeding 9.99% of the total number of issued and outstanding NUBI Shares, and shall not elect to redeem or otherwise tender or submit for redemption any of such Backstop Shares in connection with the special meeting of NUBI stockholders to be held for the purpose of approving the Business Combination (the “Special Meeting”); provided, however, that in the event Backstop Investor has previously elected to redeem, tender or submit any Backstop Shares for redemption, Backstop Investor shall rescind or reverse such redemption request prior to Closing and NUBI shall accept such request(s) promptly once submitted by Backstop Investor.

Upon consummation of the business combination, NUBI shall pay or cause to be paid to each Backstop Investor a payment in respect of its respective Backstop Shares a payment in respect of Backstop Shares in cash released from the Trust Account in an amount equal to the product of (x) the number of Backstop Shares and (y) the Redemption Price, less $4.00.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of Nubia and HBC include transaction accounting adjustments to illustrate the estimated effect of the Business Combination and certain other adjustments to provide relevant information necessary for an understanding of New HBC upon consummation of the Business Combination described herein.

The Merger between Nubia and HBC is expected to be accounted for as a reverse recapitalization with HBC as the accounting acquirer.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the transaction accounting adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given the companies’ incurred losses during the historical period presented.

Up to 22,500,000 Earnout Shares are issuable during the four-year period after the Closing Date to G3 upon satisfaction of certain stock price performance conditions and other terms of the Merger Agreement. As the business combination will be accounted for as a reverse recapitalization, the issuance of the Earnout Shares to G3 is anticipated to be accounted for as an equity transaction. Since the Earnout Shares are payable to G3, which will be the accounting acquirer in the business combination, the accounting for the Earnout Shares arrangement does not fall under FASB ASC Topic 805, “Business Combinations.”

The accounting for the Earnout Shares was first evaluated under FASB ASC Topic 718, “Compensation-Stock Compensation,” to determine if the arrangement represents a share-based payment arrangement. As part of our preliminary analysis, it was determined that the Earnout Shares do not represent share-based payment arrangements. The accounting for the Earnout Shares was also evaluated under FASB ASC Topic 480, “Distinguishing Liabilities from Equity,” to determine if the arrangement should be classified as a liability. As part of that preliminary analysis, it was determined that the Earnout Shares did not meet the criteria to be accounted for as a liability. Additionally, the Earnout Shares were evaluated under FASB ASC Topic 815, “Derivatives.” As part of that preliminary analysis, it was determined that the Earnout Shares met the definition of a derivative; however, they meet the scope exception criteria as they were clearly and closely related to the entity’s own stock, and met the criteria for equity treatment. We specifically considered the control of control provision in assessing the scope exception for an entity’s own stock. The Merger Agreement provides that the Company will issue to the Honeycomb shareholders aggregate consideration of 70,000,000 shares of the Combined Company’s common stock at the effective time of the Merger Agreement, plus up to an additional 22,500,000 shares of the Combined Company’s common stock (the “Earnout Shares”) upon the occurrence of the achievement of certain volume weighted average prices (“VWAP”) of its common stock. Further, upon a change of control of the Combined Company the Earnout Shares are due Honeycomb shareholders but subject to (and only to the extent that) the valuation of the Combined Company’s common stock implied by such change of control transaction meeting the VWAP. In evaluating the change of control provision under step two, the Company determined that the change of control provision includes a stock price element and that the manner in which the change in control price is determined and VWAP are both reasonable means in which to measure the fair value of the Company’s stock as the change of control price is based on the implied value of the change of control transaction and as such the change of control provision is considered indexed to the Company’s own stock. The Combined Company’s common stock valuation price per share in a change of control transaction will be calculated by dividing the transaction price by the number of outstanding shares of the Combined Company that includes the Earnout Shares issuable at such time in accordance with terms of the Merger Agreement (as amended). The unaudited pro forma condensed combined financial information reflects an adjustment to accumulated deficit and additional paid in capital for the estimated fair value of the Earnout Shares.

Note 3 — Transaction Accounting Adjustments to the Nubia and HBC Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023, are as follows:

(A)	Reflects the reclassification of $43.0 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of the Company.

(B)	Reflects the payment of $4.3 million of deferred underwriters’ fees. The fees were paid at the Closing out of the trust account.

(C)	Reflects the payment of approximately $5.0 million incurred in connection with the Business Combination.

(D)	Reflects the reclassification of approximately $43.0 million of common stock subject to possible redemption to permanent equity and conversion of 3.2 million Class B common stock shares to Class A common stock related to the Sponsor and Representative Shares to the underwriter.

(E)	Reflects payment under the Non Redemption Agreement (see Note 1).

(F)	Reflects the fair value ($66 million) of merger earn out consideration of 22.5 million shares based on Company’s stock market price subject to term limits.

The Company utilized a Monte Carlo simulation analysis to determine the fair value of the earnout. In a Monte Carlo simulation, a computer is used to generate random price movements, which are constrained by the expected volatility of the underlying security. The Company considered dilution into the valuation of the earnout based on the number of additional shares to be received by the Honeycomb shareholders and the expected capitalization table upon closing.

The accounting for the Earnout Shares was first evaluated under ASC 718 to determine if the arrangement represents a share-based payment arrangement. Because there are no service conditions nor any requirement of the participants to provide goods or services, the Company determined that the Earnout Shares are not within the scope of ASC 718.

Next, the Company determined that the Earnout Shares represent a freestanding equity-linked financial instrument to be evaluated under ASC 480 and ASC 815-40. Based upon the analysis, the Company concluded that the Earnout Shares should not be classified as a liability under ASC 480.

The Company next considered the equity classification conditions in ASC 815-40-25 and concluded that all of them were met. Therefore, the Earnout Share arrangement is appropriately classified in equity. We specifically considered the control of control provision in assessing the scope exception for an entity’s own stock. The Merger Agreement provides that the Company will issue to the Honeycomb shareholders aggregate consideration of 70,000,000 shares of the Combined Company’s common stock at the effective time of the Merger Agreement, plus up to an additional 22,500,000 shares of the Combined Company’s common stock (the “Earnout Shares”) upon the occurrence of the achievement of certain volume weighted average prices (“VWAP”) of its common stock. Further, upon a change of control of the Combined Company the Earnout Shares are due Honeycomb shareholders but subject to (and only to the extent that) the valuation of the Combined Company’s common stock implied by such change of control transaction meeting the VWAP. In evaluating the change of control provision under step two, the Company determined that the change of control provision includes a stock price element and that the manner in which the change in control price is determined and VWAP are both reasonable means in which to measure the fair value of the Company’s stock as the change of control price is based on the implied value of the change of control transaction and as such the change of control provision is considered indexed to the Company’s own stock. The Combined Company’s common stock valuation price per share in a change of control transaction will be calculated by dividing the transaction price by the number of outstanding shares of the Combined Company that includes the Earnout Shares issuable at such time in accordance with terms of the Merger Agreement (as amended).

As the merger is expected to be accounted for as a reverse recapitalization, the fair value of the Earnout Share arrangement will be accounted for as an equity transaction as of the closing date of the merger. As such, this adjustment to accumulated deficit and additional paid in capital is for the estimated fair value of the Earnout Shares.

The accounting and fair value are subject to further analysis.

(G)	Reflects the reclassification of Nubia’s historical accumulated deficit.

(H)	Reflects the maximum redemption of approximately 1.6 million shares of common stock for approximately $17.8 million

(I)	Represents the issuance of 70.0 million shares of the company’s Class A common stock to HBC equity holders as consideration for the reverse recapitalization.

(J)	Represents the estimated fair value of the Forward Purchase Agreement (see Note 1) for 5.8 million shares. Meteora received $80,241 in funds from the Trust account, whereby they acquired 7,352 Recycled Shares from Public Shareholders. Meteora also received 200,000 shares of Class A Common Stock as Share Consideration.

The accounting and fair value are subject to further analysis.

(K)	Settlement of notes through issuance of Class A common shares.

(L)	Reflects the offset of certain receivables and payables with the same counterparty.

(N)	Reflect payment and adjustment to related party balance

(O)	Represents drawings under SPAC’s convertible notes prior to the Closing for the purposes of extension contribution into trust account and payment of transaction expenses.

(P)	Represents accretion to the liability for the redeemable common stock of NUBI subsequent to September 30, 2023.

Note 4 — Transaction Accounting Adjustments to the Nubia and HBC Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2023

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 are as follows:

(AA)	Reflects the elimination of interest income in the Trust Account

Note 5 — Transaction Accounting Adjustments to the Nubia and HBC Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2022

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 are as follows:

(AA)	Reflects the elimination of interest income in the Trust Account

(BB)	Reflects transaction costs.

(CC)	Reflects the expense related to the settlement of the non-redemption agreement

(DD)	Reflects the FPA counterparty compensation